August 21, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



               Re: Residential Asset Mortgage Products, Inc. Amendment No. 1 to Registration Statement on Form S-3 relating to Mortgage Asset-Backed Pass-Through Certificates and Asset-Backed Notes (Registration Statement No. 333-42510)

Ladies and Gentlemen:

     On behalf of the Depositor, Residential Asset Mortgage Products, Inc., we have caused to be filed with you electronically under EDGAR, the captioned Amendment No. 1 ("Amendment No. 1") to the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on July 28, 2000 (Registration Statement No. 333-42510).

        We have been advised that payment of the filing fee in the amount of $1,583,736 has been made to you by the Depositor on August 21, 2000, and that $264 was paid to you by the Depositor on July 27, 2000.

     The Depositor is filing Amendment No. 1 to increase the proposed maximum amount of securities to be registered from $1,000,000 to $6,000,000,000. Amendment No. 1 has been marked to show all changes made to the Registration Statement since it was filed.

        If you have any questions concerning Amendment No. 1, please do not hesitate to call the undersigned at (212) 506-3519 or Katharine Crost at (212) 506-5070.




                                Very truly yours,



                                /s/ Vera Sywenkyj
                                Vera Sywenkyj


cc:     Mark Green, Esq.
        Division of Corporation Finance
        Branch 11 (Mail Stop 3-10)



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